UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015

MW Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55356	47-2259704
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2110 Beechmont Avenue, Cincinnati, Ohio		45230
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (513) 231-7871

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Change in Registrant’s Certifying Accountant

Dismissal of previous independent registered public accounting firm

On February 24, 2015, the Audit Committee of MW Bancorp, Inc. (the “Registrant”) dismissed Crowe Horwath LLP (“Crowe Horwath”) as the Registrant’s principal accountant, effective immediately.  The reports of Crowe Horwath on the Registrant’s financial statements for the years ended June 30, 2014 and 2013, did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the years ended June 30, 2014 and 2013, and through February 24, 2015, the Registrant did not have any disagreements with Crowe Horwath on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Crowe Horwath’s satisfaction, would have caused them to make reference thereto in their reports on the Registrant’s financial statements for such periods.

During the years ended June 30, 2014 and 2013, and through February 24, 2015, there were the following “reportable events” (as such term is defined in Item 304 of Regulation S-K).  As previously disclosed, in connection with the audit of the Registrant’s fiscal 2013 and 2014 financial statements, the Registrant’s independent registered public accounting firm issued a letter to the Registrant’s Audit Committee identifying three material weaknesses in the Registrant’s internal control over financial reporting. A material weakness is a deficiency or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. These material weaknesses related to (i) the Registrant’s process and conclusion with respect to its assessment of the ability to realize its net deferred tax assets, (ii) weaknesses identified in the fiscal 2013 allowance for loan loss (“ALL”) calculation, and (iii) weaknesses identified in the fiscal 2014 ALL calculation.  Information regarding each material weakness can be found in the Registrant’s registration statement on Form S-1, as amended (SEC Registration No. 333-198668), which was declared effective as of November 12, 2014, and the Registrant’s Quarterly Report on Form 10-Q for the three months ended December 31, 2014 (SEC File No. 000-55356).  Although the Registrant has implemented revisions to its internal controls to address these deficiencies, and management believes these controls are now adequate, the aforementioned controls have not been in place for a sufficient period to ensure the material weaknesses have been remediated.

The Registrant provided Crowe Horwath with a copy of the above disclosures set forth under this Item 4.01 and requested Crowe Horwath to furnish to the Registrant a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.

A copy of the letter from Crowe Horwath is attached hereto as Exhibit 16.1.

Engagement of new independent registered public accounting firm

On February 24, 2015 (the “Engagement Date”), the Registrant engaged Elliott Davis Decosimo LLC (“Elliott Davis Decosimo”) as its independent registered public accounting firm for the Registrant’s fiscal year ended June 30, 2015.  The decision to engage Elliott Davis Decosimo as the Registrant’s independent registered public accounting firm was approved by the Registrant’s Audit Committee.

During the two most recent fiscal years and through the Engagement Date, the Registrant has not consulted with Elliott Davis Decosimo regarding either:

i)
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report was provided to the Registrant nor oral advice was provided that Elliot Davis Decosimo concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

ii)
any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instruction thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

     16.1                Letter of Crowe Horwath LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MW BANCORP, INC.
DATE: March 2, 2015	By:	/s/ Gregory P. Niesen
Gregory P. Niesen
President and Chief Executive Officer